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                                                                     EXHIBIT 4.1

     SERIES A                                                  SERIES A
   COMMON STOCK                                              COMMON STOCK

     NUMBER                                                     SHARES
   [MU       ]                                               [          ]
INCORPORATED UNDER THE
LAWS OF THE STATE OF
DELAWARE

                                                             SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS

                                                       CUSIP 87229N 10 1

                                    [LOGO]
                               TCI MUSIC, INC.

                            SERIES A COMMON STOCK


This Certifies That




is the owner of


        FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A COMMON STOCK
               OF THE PAR VALUE OF $0.01 PER SHARE OF SERIES A


                               TCI MUSIC, INC.


(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED,
        /s/ STEPHEN M. BRETT                           /s/ DAVID KOFF
        SECRETARY                                      PRESIDENT

                            [TCI MUSIC, INC. SEAL]


COUNTERSIGNED:                                            TRANSFER AGENT
BY                           THE BANK OF NEW YORK         AND RESISTRAR
                                  (NEW YORK)


                                                    AUTHORIZED SIGNATURE



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    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


 TEN COM - as tenants in common      UNIF GIFT MIN ACT -      Custodian
 TEN ENT - as tenants by the                            ------         --------
           entireties                                   (Cust)          (Minor)
 JT TEN -  as joint tenants with                        under Uniform Gifts to
           right of survivorship                        Minors Act
           and not as tenants                                      ------------
           in common                                                  (State)





    Additional abbreviations may also be used though not in the above list.




        For Value received,         hereby sell, assign and transfer unto
                            --------



PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
  [                                    ]

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            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


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                                                                        Shares
  ----------------------------------------------------------------------


  of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                      Attorney
  --------------------------------------------------------------------
  to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

  Dated,
        ---------------------------------

                                   X
                                   -------------------------------------------

                                   X
                                   -------------------------------------------

                                   NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                           MUST CORRESPOND WITH THE NAME(S) AS
                                           WRITTEN UPON THE FACE OF THE
                                           CERTIFICATE IN EVERY PARTICULAR,
                                           WITHOUT ALTERATION OR ENLARGEMENT
                                           OR ANY CHANGE WHATEVER.



  SIGNATURE(S) GUARANTEED:


  By

  --------------------------------------


        SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.



        As more fully described in the Agreement and Plan of Merger, dated as of February 6, 1997, as amended, among the Corporation. Tele-Communications, Inc. ("TCI"), DMX Inc., and TCI Merger Sub, Inc. (the "Merger Agreement") and the associated Rights Agreement, among TCI, the Corporation and the rights agent (the "Rights Agreement"), this Certificate also represents one right (the "Right") with respect to each whole share of Series A Common Stock of the Corporation represented by this Certificate. Each Right entitles the holder to require TCI to purchase during a 30-day period beginning on a specified date (the "Exercise Period") from such holder one share of the Corporation's Series A Common Stock for $8 per share if during the one-year period beginning on the effective date of the merger (the date of this Certificate), the price of the Corporation's Series A Common Stock does not equal or exceed $8 per share for a period of at least 20 consecutive trading days. The Rights are not separable from the shares of TCI Music Series A Common Stock represented by the Certificate. The Rights will terminate at the end of the Exercise Period. Please refer to the Merger Agreement and Rights Agreement (copies of which are available from the Corporation) for complete information concerning the terms of the Rights.